Exhibit 14(i)

Consent of Independent Auditor

We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-261675) on Form N-14 of SLR Investment Corp. of our report dated February 17, 2021, relating to the financial statements of North Mill Holdco LLC and Subsidiaries, appearing in the Annual Report on Form 10-K of SLR Senior Investment Corp. f/k/a Solar Senior Capital LTD. for the year ended December 31, 2020.

/s/ RSM US LLP

Philadelphia, Pennsylvania

January 31, 2022